STATE. OFDELAWARE

                        OFFICE OF THE SECRETARY OF STATE

     I, EDWARD I. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORPECT COPY OF THE CERTIFICATE OF AMENDMENT OF "CENTURY PACIFIC FIDELITY COPPORATION", CHANGING ITS NAME FROM "CENTURY PACIFIC FIDELITY CORPORATION" TO "CENTURY PACIFIC FINANCIAL CORPORATION", FlLED IN THIS OFFICE ON THE SIXTH DAY OF APRIL, A.D. 1995, AT 9 O'CLOCK A. M.


                       EDWARD J. FREEL, SECRETARY OF STATE

                                      DATE: